                           FRESCO'sm' INDEX SHARES FUNDS
                              PARTICIPANT AGREEMENT

     This Participant Agreement (the "Agreement") is entered into by and among UBS Global Asset Management (US) Inc. (the "Principal Underwriter"), State Street Bank and Trust Company ("State Street" or the "Transfer Agent") and ________________________ (the "Participant"). The Transfer Agent serves as the transfer agent of the Trust. The Principal Underwriter, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Principal Underwriter has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, par value $0.01 per share ("Shares"), of the series of the Trust (each, a "Fund") named on Schedule I, attached hereto. As specified in the Trust's Prospectus and Statement of Additional Information incorporated therein (the "Prospectus") included as part of its registration statement, as amended, on Form N-1A (No. 811-21145), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a "Creation Unit". The number of Shares presently constituting a Creation Unit of each Fund is set forth in Schedule I. Creation Units of Shares may be purchased only by or through a participant that has entered into a Participant Agreement with the Principal Underwriter and the Transfer Agent.

     The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Cash Component"), plus a Creation Transaction Fee as described in the Prospectus, delivered to the Trust by the Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the "Portfolio Deposit", which represents the minimum initial and subsequent investment amount for Shares of any Fund. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus and the Declaration of Trust of the Trust (the "Trust Agreement").

     This Agreement is intended to set forth certain premises and the procedures by which the Participant may purchase and/or redeem Creation Units through the facilities of The Depository Trust Company ("DTC"). The procedures for processing an order to purchase Shares (each a "Purchase Order") and an order to redeem Shares (each a "Redemption Order") are described in the Prospectus and in Attachment A to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Attachment A. All Purchase Orders and Redemption Orders are irrevocable.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. Status of Participant. The Participant hereby represents, covenants and warrants that it is a DTC Participant (as defined in the Prospectus, a "DTC Participant"). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give notice to the Principal Underwriter and the Trust of such change.

     The Participant hereby represents and warrants that, unless the following paragraph is applicable to it, it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and the Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of NASD, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of NASD as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the NASD Conduct Rules.

     The Participant understands and acknowledges that the proposed method by which Creation Units of Shares will be purchased and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, at any point a "distribution", as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

2. Execution of Purchase and Redemption Orders. All orders for the purchase or redemption of Creation Units shall be handled by each party hereto in accordance with the terms of the Prospectus and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Participant, the Principal Underwriter and the Transfer Agent each agrees to comply with such procedures as may be issued from time to time, including but not limited to the Fresco'sm' Cash Collateral Settlement Procedures that are referenced in Attachment A to this Agreement. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that delivery of a

     Purchase Order or Redemption Order shall be irrevocable, provided that the Principal Underwriter and the Transfer Agent, on behalf of the Trust, each reserve the right to reject any Purchase Order until the trade is released as "good" as described in Attachment A and any Redemption Order that is not in "proper form" as defined in the Prospectus.

     With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3. Deposit Securities. The Participant understands that the number and names of the designated portfolio of Deposit Securities and relevant cash amounts to be included in the current Portfolio Deposit for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the National Securities Clearing Corporation ("NSCC") and will be made available on the Fresco'sm' Index Shares professional data website at http://pds.frescoshares.com (the "Fresco Professional Data Website"). Procedures for accessing such data are set forth in Appendix 3 of Attachment A hereto.

4.   Role of Participant.

     (a) The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Principal Underwriter in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust or the Principal Underwriter or their designees concerning the performance of the Participant's responsibilities under this Agreement.

     (b) In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each a "Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

     (c) The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Principal Underwriter upon the request of the Trust or the Principal Underwriter.

     (d) Each of the Trust, the Principal Underwriter and the Participant may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively, the "Patriot Act"). The Participant shall assist the Trust and the Principal Underwriter in monitoring transactions in accordance with the Patriot Act. If required by applicable law or regulation, the Participant shall provide the Trust and the Principal Underwriter with documentation evidencing the identity of a Beneficial Owner(s) of Shares of the Funds upon the specific request of the Trust or the Principal Underwriter when either party is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the Beneficial Owner(s).

     (e) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information.

5. Fees. In connection with the purchase or redemption of Creation Units, the Trust shall charge, and the Participant agrees to pay on behalf of the investor to the Transfer Agent, the Transaction Fee prescribed in the Prospectus applicable to purchase or redemption and such additional fee applicable to purchases or redemptions under circumstances set forth in the Prospectus. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto as prescribed in the Prospectus and the Trust Agreement.

6. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Principal Underwriter and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized official, a certificate, in the form set forth in Attachment B, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Principal Underwriter and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Principal Underwriter and the Trust of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, a Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Principal Underwriter. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Principal Underwriter and the Trust and such notice shall be effective upon receipt by the Principal Underwriter and the Trust.

7. Participant Representations. The Participant represents, warrants and agrees that it will not make any representations concerning the Funds, the Creation Units or the Shares other than those contained in the Trust's then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Principal Underwriter. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Principal Underwriter and such other information and materials as may be approved in writing by the Principal Underwriter. The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that individual Shares are not redeemable units of beneficial interest in a Fund. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Principal Underwriter prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to the Funds (i) for public dissemination, provided that such research reports compare the relative merits and benefits of the Funds with other products and are not used for purposes of marketing the Funds and (ii) for internal use by the Participant.

8. Sub-custodian Account. The Participant understands and agrees that in the case of each Fund, the Trust has caused the Trust's custodian, State Street Bank and Trust Company (the "Custodian") to maintain with the applicable sub-custodian for such Fund an account in each relevant foreign jurisdiction, set forth on Attachment C hereto, to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the Deposit Securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.

9. Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant sub-custodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

10. Cash Component and Fees. The Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order, it will make available in same day funds for each purchase of Shares an amount of cash, estimated by the Custodian, sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the Creation Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified)) (the "Cash Amount") which shall be made via Fed Funds Wire to an account maintained by the Custodian at State Street Bank and Trust Company, Boston, Massachusetts and shall be provided in same day or immediately available funds on or before the Contractual Settlement Date (as defined in Attachment A), and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Participant may require its customer to enter into an agreement with the Participant with respect to such matters. The Participant shall be liable to the Custodian and/or the Trust for any amounts advanced by the Custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, the Creation Transaction Fee, cash collateral discrepancies and/or the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified). Any excess funds deposited with the Custodian will be returned following settlement or the issuance of the Creation Unit.

11.  Redemption.

     (a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the NYSE is open for trading.

     (b) The Participant represents and warrants that it will not obtain a Designated Order Number (as described in Attachment A) for the purpose of redeeming a Creation Unit or otherwise attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Participant.

12. Beneficial Ownership. The Participant represents and warrants to the Principal Underwriter and the Trust that it does not and will not, at the time of purchase, hold for the account of any single Beneficial Owner of Shares of any Fund, 80 percent (80%) or more of outstanding Shares of such Fund such as to cause the Trust to have a basis in the Index Securities deposited with the Trust different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code. The Trust shall have the right to require information from the Participant regarding Share ownership, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

13. Indemnification. This paragraph shall survive the termination of this Agreement.

     (a) The Participant hereby agrees to indemnify and hold harmless the Principal Underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; or
     (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) reasonably believed by the Principal Underwriter and the Transfer Agent, as applicable, to be genuine and to have been given by the Participant. The Participant and the Principal Underwriter understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

     (b) The Principal Underwriter hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Principal Underwriter of any provision of this Agreement that relates to the Principal Underwriter; (ii) any failure on the part of the Principal Underwriter to perform any of its obligations set forth in this Agreement; (iii) any failure by the Principal Underwriter to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Attachment A (as may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Principal Underwriter.

     (c) No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties [who are service providers to the Trust].

14. Acknowledgment. The Participant acknowledges receipt of the Prospectus and represents it has reviewed such document and understands the terms thereof.

15. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). All notices to the Participant, the Principal Underwriter and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

16. Termination and Amendment. This Agreement shall become effective in this form as of the date accepted by the Principal Underwriter and the Transfer Agent and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior such agreement between the parties. This Agreement may be amended from time to time by the following procedure. The party initiating the amendment will mail a copy of the amendment to the other parties to this Agreement. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the U.S. postal system. If neither of the other parties to the Agreement objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

17. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

18. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of The State of New York, without regard to the conflicts of laws provisions thereof.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the _____ day of ___________ , 200__.

                                  UBS GLOBAL ASSET MANAGEMENT (US) INC.,
                                  AS PRINCIPAL UNDERWRITER

                                  BY:
                                            ------------------------------------
                                  TITLE:
                                            ------------------------------------
                                  ADDRESS:
                                            ------------------------------------

                                  TELEPHONE:
                                            ------------------------------------
                                  FACSIMILE:
                                            ------------------------------------
                                  TELEX:
                                            ------------------------------------

                                  [NAME OF PARTICIPANT]

                                  BY:
                                            ------------------------------------
                                  TITLE:
                                            ------------------------------------
                                  ADDRESS:
                                            ------------------------------------

                                  TELEPHONE:
                                            ------------------------------------
                                  FACSIMILE:
                                            ------------------------------------
                                  TELEX:
                                            ------------------------------------


                                  STATE STREET AND TRUST COMPANY,
                                  AS TRANSFER AGENT



                                  BY:
                                            ------------------------------------
                                  TITLE:
                                            ------------------------------------
                                  ADDRESS
                                            ------------------------------------

                                  TELEPHONE:
                                            ------------------------------------
                                  FACSIMILE:
                                            ------------------------------------
                                  TELEX:
                                            ------------------------------------

                                   SCHEDULE I


Fund                                                Shares in Creation Unit
----                                                -----------------------
Fresco'sm' Dow Jones STOXX 50'sm' Fund                               50,000
Fresco'sm' Dow Jones EURO STOXX 50'sm' Fund                          50,000

                                  ATTACHMENT A

     This document supplements the Prospectus and the Declaration of Trust with respect to the procedures to be used by (i) the Principal Underwriter in processing an order for the purchase of Creation Units of the Funds and (ii) the Transfer Agent in processing an order for redemption of Creation Units. To accommodate Participants with restricted securities in the standard basket, the Transfer Agent has developed custom creation and redemption baskets. For a Participant to transact in a custom basket, the Participant must acknowledge the additional procedures described in Appendix 1 relating to custom baskets.

     A Participant is required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Principal Underwriter and the Transfer Agent, the Transfer Agent will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to a Fund.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1. Call to Receive a Designated Order Number. An Authorized Person for the Participant will call the Fresco'sm' Index Shares telephone representative at 888-500-6008 not later than the closing time of the regular trading session on the NYSE (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive a "Designated Order Number".

     Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order, the Fresco'sm' Index Shares telephone representative will issue a Designated Order Number. All orders with respect to the purchase or redemption of Fund Shares are required to be submitted in writing, on Appendix 2 hereto, and accompanied by the Designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

     NOTE THAT THE TELEPHONE CALL IN WHICH THE DESIGNATED ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND PIN NUMBER AND TRANSMITTED BY FACSIMILE OR TELEX (the "Order").

2. Place the Order. A Designated Order Number is only valid for a limited time. The Order for purchase or redemption of Creation Units must be sent by facsimile or telex to the Fresco'sm' Index Shares telephone representative within 20 minutes (or reasonable time) of the issuance of the Designated Order Number. In the event that the Order is not received within such time period, the Fresco'sm' Index Shares telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the

     Order is received by the Fresco'sm' Index Shares telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the NYSE Closing Time, the order will be deemed invalid.

3.   Placing an Order.

     (a) Confirms. The Transfer Agent shall issue a confirmation of acceptance of the Purchase or Redemption Order within 15 minutes of its receipt of a Purchase or Redemption Order received in "proper form" (as defined in the Prospectus). In the event that the Participant does not receive a timely confirmation from the Transfer Agent, the Participant should contact the telephone representative at the telephone number indicated herein.

     (b) Purchase Orders. The Participant understands and acknowledges that the Trust or the Principal Underwriter each has the right to reject or suspend a Purchase Order if (i) the portfolio of Deposit Securities delivered is not as specified by the Principal Underwriter; (ii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or a Fund; (iii) the acceptance of the Portfolio Deposit would, in the opinion of counsel to the Trust, be unlawful; (iv) the acceptance of the Portfolio Deposit would otherwise, in the discretion of Trust or Advisor, have an adverse effect on the Trust or the rights of Beneficial Owners of a Fund; or (v) circumstances outside the control of Trust, Principal Underwriter or Advisor make it for all practical purposes impossible to process a Purchase Order. The Transfer Agent shall notify Participant of the rejection of any Purchase Order. None of the Trust, the Principal Underwriter or the Transfer Agent are under any duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall any of them incur any liability for the failure to give any such notification.

     (c) Redemption Orders. The Participant and the Transfer Agent each acknowledge that a Redemption Order cannot be placed until the Participant has first given notice to the Transfer Agent of its intention to place a Redemption Order. The Participant understands and acknowledges that the Redemption Order may be rejected by the Trust or the Transfer Agent, with all costs incurred by the Trust, Principal Underwriter or Transfer Agent related to the failed trade to be paid by the Participant, unless the Participant has transferred to the Trust the Creation Unit to be redeemed or the requisite amount of cash collateral in connection with such Redemption Order and the Transfer Agent has verified receipt of such Creation Unit or collateral by 2:00 p.m. New York time on the Business Day following the day on which the Participant submitted the Redemption Order.

4. Ambiguous Instructions. In the event that an Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Designated Order Number, the Fresco'sm' Index Shares telephone representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Order then the order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order must be received by the Fresco'sm' Index Shares telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time. If the Fresco'sm' Index Shares telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, as determined in the sole discretion of the Principal Underwriter and/or the Transfer Agent, the Order will be deemed invalid and the Fresco'sm' Index Shares telephone representative will attempt to contact the Participant to request retransmission of the Order. A corrected Order must be received by the Fresco'sm' Index Shares telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the NYSE Closing Time.

5. Processing an Order. The Principal Underwriter reserves the right to suspend a Purchase Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Shares of any Fund. In such event, the Fresco'sm' Index Shares telephone representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Shares of any Fund upon execution of the Purchase Order. In the event that (i) the telephone representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Purchase Order containing a representation and warranty as to such fact, then the Purchase Order shall be deemed invalid.

6. T+1 Confirmation. On the morning of T + 1, the Participant will receive, in electronic form, a confirmation of the Deposit Securities, or in the case of a redemption, the Fund Securities and the final Cash Component.

7.   Contractual Settlement.

     (a) Purchase Orders. Deposit Securities must be delivered to an account maintained at the applicable local sub-custodian of the Trust on or before 2:00 p.m., New York time, on the Contractual Settlement Date (defined below). Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Creation Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The "Contractual Settlement Date" is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction where any of the securities of the relevant Fund are customarily traded.

     A Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the Creation Transaction Fee have been completed. When the sub-custodian confirms to the

     Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant sub-custodian, the Custodian shall notify the Principal Underwriter, and the Trust will issue and cause the delivery of the Creation Unit of Shares via DTC.

     (b) Purchase of Creation Units Prior to Receipt of Deposit Securities. Creation Units of Funds may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the net asset value of the Shares on the date the order is placed in proper form since in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 125% of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 125% of the daily marked to market value of the missing Deposit Securities. The Trust may buy the missing Deposit Securities at any time, and Participants will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Principal Underwriter plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the custodian or purchased by the Trust and deposited into the Trust. In addition, a Creation Transaction Fee of $3,000 (as defined in the Prospectus) will be charged in all cases plus an additional fee of up to four times the Creation Transaction Fee may be charged in certain cases as described in the Statement of Additional Information. The delivery of Creation Units of Funds so created will occur no later than the third Business Day following the day on which the Purchase Order is deemed received by the Principal Underwriter.

     (c) Redemption Orders. Deliveries of in-kind redemption proceeds generally will be made within three Business Days. Due to holidays in certain countries, delivery to redeeming Participants may take longer than three Business Days after the day on which the Transfer Agent receives the Participant's Redemption Order in proper form. A redeeming Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such in-kind redemption proceeds will be delivered. Redemptions of Creation Units of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

                APPENDIX 1--Procedures Specific to Custom Baskets

     To accommodate Participants with restricted securities in the standard basket of Deposit Securities, custom creation and redemption baskets (the "Custom Baskets") are available. Custom Baskets are intended to allow Participants with restricted issues in a Fund, to transact in such Fund using the Custom Basket process. The Custom Basket process substitutes cash-in-lieu for the restricted securities. To ensure proper tracking of the Funds to each of the Funds, the following guidelines must be followed when transacting Custom
Baskets:

1. On or before 11:00 a.m. New York time on T-1, the Participant must request a Custom Basket from the Transfer Agent by calling 1-888-500-6008. The Transfer Agent will fax a standard form on which the Participant must identify the restricted securities to be omitted from the creation or redemption basket. At this time, the Participant is limited to substituting cash-in-lieu only for restricted issues. Participants may request that the Custom Basket be available for purchases and redemptions for a one-time transaction, a specific period of time or indefinitely. The Transfer Agent (in conjunction with the Advisor or its delegate) will review the Custom Basket request and, if approved, will notify the Participant of such approval by 4:00 p.m., New York time. In the event subsequent additions and/or deletions to restricted issues are required to change the custom basket already approved, the Participant is responsible for completing a new standard form with the Transfer Agent.

2. On trade date, prior to the opening of the NYSE, the Transfer Agent will notify the Trust as to the components of the approved Custom Baskets available that day along with the components of the Standard Basket. Each Custom Basket will be identified by a separate custom basket identifier and will be made available to the Participant via the Fresco Professional Data Website (http://pds.frescoshares.com).

3. On trade date, the Participant will follow the directions regarding placing orders outlined in Attachment A. A Participant wishing to create or redeem a Custom Basket must identify the custom basket identifier on the order form in the space provided. Orders received without a custom basket identifier will be processed as orders for Standard Baskets. Participants placing orders for Custom Baskets must note that the cut-off-time to create and redeem a Custom Basket will be 11:00 a.m. New York time. Orders for Custom Baskets will not be processed if received by the Transfer Agent after 11:00 a.m. New York time. The Participant must transact on the Standard Basket for orders received after 11:00 a.m. New York time.

         IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be effected in Standard Basket.

                                  PARTICIPANT:
                                               -----------------------------
                                  BY:
                                               -----------------------------
                                  TITLE:
                                               -----------------------------
                                  ADDRESS:
                                               -----------------------------

                                  TELEPHONE:
                                               -----------------------------
                                  FACSIMILE:
                                               -----------------------------
                                  TELEX:
                                               -----------------------------


Date:
     ----------------------------

                             APPENDIX 2--Order Form

               UBS GLOBAL ASSET MANAGEMENT, Principal Underwriter
               STATE STREET BANK AND TRUST COMPANY, Transfer Agent

--------------------------------------------------------------------------------

                        CREATION / REDEMPTION ORDER FORM
                           Fresco'sm' Index Shares Funds

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone Number:  +1 888 500-6008
Facsimile Number:  +1 617 985-9626

--------------------------------------------------------------------------------

To be completed by the Authorized Participant:

Date: ______________________                Time: _______________EST

Broker's Name: __________________________   Firm's Name: _______________________

Authorized Participant Number: __________   PIN Number: ________________________

Telephone Number: _______________________   Fax Number: ________________________


------------------------------------------------------------------------------------------------------------------------------
                   Sub-Fund                    Creation  Redemption  No. of   No. of Units    Designated Order  Custom Basket
                                                                      Units  Written In Words      Number        Identifier
------------------------------------------------------------------------------------------------------------------------------
Fresco'sm' Dow Jones EURO STOXX 50'sm' Fund*     [  ]       [  ]
------------------------------------------------------------------------------------------------------------------------------
Fresco'sm' Dow Jones STOXX 50'sm' Fund*          [  ]       [  ]
------------------------------------------------------------------------------------------------------------------------------

* One Unit = 50,000 Fresco shares
An order received and approved without a Custom Basket Identifier will be executed as a Standard Basket Instruction.

           Authorization:
                         ------------------------------------------
                         Signature of Authorised Person

               UBS GLOBAL ASSET MANAGEMENT, Principal Underwriter
                   STATE STREET BANK AND TRUST, Transfer Agent


--------------------------------------------------------------------------------

Information to be provided by PRINCIPAL UNDERWRITER OR TRANSFER AGENT:

                           -----------------------------------------------------
                                      Date                          Time
--------------------------------------------------------------------------------
PHONE CALL RECEIVED
--------------------------------------------------------------------------------
Fax received
--------------------------------------------------------------------------------
Trade Date
--------------------------------------------------------------------------------
Settlement Date
--------------------------------------------------------------------------------


                              Status of the Order:

[ ] Accepted by the Principal Underwriter (in the case of creations) or the Transfer Agent (in the case of redemptions)

[ ] Declined for the following reason:
                                       -----------------------------------------

              ------------------------------------------------------------------


                    ---------------------------------
                          Authorized Signature


Fresco is a Service Mark of UBS AG. Dow Jones STOXX 50 and Dow Jones Euro STOXX 50 are Service Marks of STOXX LTD.

                   Appendix 3 - Data Format and Communications


Professional Data Files

Participants can access the professional data files (described below) (collectively, the "Data Files") via the Fresco Professional Data Website (http://pds.frescoshares.com/professional-html). The Data Files are generated in a standard layout. Participants, however, will have the option to request a specific layout of the Data Files (provided that the data elements are a part of the standard file). Any such special requests must be defined jointly by the Participant and the Principal Underwriter.

Data Files

[ ] Basket Composition File - used for trading purposes
[ ] Order Forms - Used for Creation/Redemption
[ ] Calendars - Trade Date and Settlement Date calendars
[ ] T+1 Confirmation - By email only

These Data Files will be stored in three formats:

[ ] CSV formatted files
[ ] HTML formatted files
[ ] Raw ASCII data in a record oriented file (original data)

Data File Retrieval

The Data Files can be retrieved from the Professional Data Server in 3 ways:

[ ] By using an FTP client to a predefined server (using a login to select the main directory). The download of all Data Files can be automated by using real scripts or input redirection. Access for FTP download must be defined in the AP Configuration File set forth below.

[ ] By using an internet browser and following the links in the Index page of the Fresco Professional Data Website. Each Data File must be selected separately by clicking on its link and then downloaded. The Data Files also will be archived and made available as a ZIP file.

[ ] By Email. The T+1 Confirmation File, a file unique to each Participant, will not be put on the data server. These files will be sent to each Participant via email. A password protected FTP or HTML folder option will be made available at a later date.

---------------------------------------------------------------------------------------------------------
AP Configuration File
---------------------------------------------------------------------------------------------------------
AP Identification
---------------------------------------------------------------------------------------------------------
Broker Number =                                  DTC Participation Number
---------------------------------------------------------------------------------------------------------
Short Name =                                     Broker's short name, used for all AP specific files
---------------------------------------------------------------------------------------------------------
Full Name =                                      Brokers full name, used in the T+1 data
---------------------------------------------------------------------------------------------------------
T+1 Confirmation File
---------------------------------------------------------------------------------------------------------
Email =                                          Address where the T+1 files will be emailed to, Separate
                                                 addresses by ;
---------------------------------------------------------------------------------------------------------
Password =                                       Password for the ZIP archive, if not defined, the
                                                 archive will not be password protected
---------------------------------------------------------------------------------------------------------
Fresco Data                                      FRESCO specific contact information, can be used in AP
                                                 specific HTML pages of professional data
---------------------------------------------------------------------------------------------------------
Contact =                                        Name of the contact person
---------------------------------------------------------------------------------------------------------
Street =                                         FRESCO specific address/street of AP
---------------------------------------------------------------------------------------------------------
City =                                           FRESCO specific address/city of AP
---------------------------------------------------------------------------------------------------------
State =                                          FRESCO specific address/Country Code (US State) of AP
---------------------------------------------------------------------------------------------------------
Zip Code =                                       FRESCO specific address/Postal Code (US zip code) of AP
---------------------------------------------------------------------------------------------------------
WWW =                                            FRESCO specific Web/HTML homepage of AP
---------------------------------------------------------------------------------------------------------
Mail =                                           FRESCO specific email address of AP
---------------------------------------------------------------------------------------------------------
Phone =                                          FRESCO specific phone number of AP
---------------------------------------------------------------------------------------------------------
Fax =                                            FRESCO specific fax number of AP
---------------------------------------------------------------------------------------------------------
Mirror Data                                      Information for mirroring professional data in the AP's
                                                 intranet
---------------------------------------------------------------------------------------------------------
Upload Host =                                    Hostname, where the data must be uploaded to (FTP
                                                 protocol)
---------------------------------------------------------------------------------------------------------
Upload Username =                                FTP Login username for uploading data
---------------------------------------------------------------------------------------------------------
Upload Password =                                FTP Login password for uploading data
---------------------------------------------------------------------------------------------------------
Upload HTML Root Path =                          Root path to upload HTML pages
---------------------------------------------------------------------------------------------------------
Upload FTP Root Path =                           Root path to upload data downloadable by FTP
---------------------------------------------------------------------------------------------------------
Upload HTTP Root Path =                          Root path to upload data downloadable by HTTP. If
                                                 omitted, a link between the HTTP and the FTP
                                                 downloadable directories must exist to enable HTTP
                                                 download
---------------------------------------------------------------------------------------------------------
HTTP Download Host =                             Hostname from where the HTTP/HTML data can be retrieved
---------------------------------------------------------------------------------------------------------
HTTP Pages Rootpath =                            Rootpath for HTML pages of professional data
---------------------------------------------------------------------------------------------------------
HTTP Download Rootpath =                         Rootpath for HTTP downloadable professional data
---------------------------------------------------------------------------------------------------------
FTP Download Host =                              Hostname from the FTP data can be downloaded
---------------------------------------------------------------------------------------------------------
FTP Download Rootpath =                          Rootpath for FTP downloadable data
---------------------------------------------------------------------------------------------------------

                                  ATTACHMENT B


     The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between UBS Global Asset Management (US) Inc., as Principal Underwriter for the Trust, State Street Bank and Trust Company, as Transfer Agent for the Trust, and [NAME OF PARTICIPANT]:


--------------------------------------------------------------------------------
                   NAME                         SPECIMEN SIGNATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






                                   [                         ]

                                   By:
                                       --------------------------------

                                   Date:
                                        -------------------------------

                                  ATTACHMENT C


         The sub-custodian accounts into which a Participant should deposit the securities constituting the Deposit Securities of each Fund and the Cash Component, as applicable, are set forth below:

         Fresco'sm' Dow Jones STOXX 50'sm' Fund

         Account Name:
         Account Number
         Other Reference Number:

         Fresco'sm' Dow Jones EURO STOXX 50'sm' Fund

         Account Name:
         Account Number
         Other Reference Number:


                                    C-1